Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is made as of November 9, 2021, by and among GT Gettaxi ListCo, a Cayman Islands exempted company (“Pubco”), Rosecliff Acquisition Corp I, a Delaware corporation (“SPAC”), Rosecliff Acquisition Sponsor I LLC, a Delaware limited liability company (“Sponsor”), and the undersigned individuals, each of whom is a director and/or officer of SPAC (the “Insiders” and, together with Sponsor, the “Voting Parties” and each a “Voting Party”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) SPAC, (ii) GT Gettaxi Limited, a Cyprus corporation, (iii) Pubco, (iv) GT Gettaxi SPV, a Cayman Islands exempted company (“SPV Holdco”), (v) GT Gettaxi Merger Sub 1, a Cayman Islands exempted company (“Merger Sub I”), (vi) Gett Merger Sub, Inc., a Delaware corporation (“Merger Sub II”) and (vii) Dooboo Holding Limited, a Cyprus corporation (“Dooboo”) entered into a Business Combination Agreement (as the same may be amended from time to time, the “Business Combination Agreement”), pursuant to which, at the Closing, (a) Pubco will acquire all of the issued and outstanding ordinary shares, par value $0.01 per share, of Pubco (“Ordinary Shares”) held by Dooboo from Dooboo in exchange for such par value in cash, (b) following Pubco’s receipt of the PIPE Financing Amount and issuance of Ordinary Shares in exchange for the PIPE Financing Amount, SPV Holdco will merge with and into Merger Sub I (the “SPV Holdco Merger”), with Merger Sub I surviving as a wholly owned, direct subsidiary of Pubco and (c) following the consummation of the SPV Holdco Merger, Merger Sub II will merge with and into the SPAC, with the SPAC surviving as a wholly owned, direct subsidiary of Pubco (collectively, the “Business Combination”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1 Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of SPAC beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of SPAC acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Business Combination Agreement.

2 Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Voting Shares set forth on Annex A as follows:

(a) Organization; Authority. If such Voting Party is not an individual, such Voting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and such Voting Party has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Voting Party is an individual, such Voting Party has full legal capacity, right and authority to execute, deliver and perform its obligations under this Agreement and the consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each Voting Party. Assuming due authorization, execution and delivery by each other party to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Voting Party, enforceable against such Voting Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of such Voting Party is required in connection with the execution, delivery and performance by such Voting Party of this Agreement and the transactions contemplated hereby. If such Voting Party is a natural person, no consent of such Voting Party’s spouse or creditor is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Voting Party or to such Voting Party’s property or assets (including the Voting Shares), or, if such Voting Party is not an individual, such Voting Party’s Governing Documents, in each case, that would reasonably be expected to prevent or delay the consummation of the Business Combination or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement and consummating the transactions contemplated hereby.

(d) Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, such Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens (other than restrictions under applicable securities laws or SPAC’s Governing Documents) and (ii) has the sole power to vote or cause to be voted its Voting Shares. Except pursuant hereto and pursuant to (i) the Business Combination Agreement, (ii) that certain Warrant Agreement, dated as of February 11, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, (iii) the Registration Rights Agreement, dated February 11, 2021, by and between SPAC and the Voting Parties, (iv) the Subscription Agreement, and (v) if such Voting Party is not an individual, the Governing Documents of such Voting Party, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of its Voting Shares prior to the consummation of the Business Combination and there are no voting trusts or voting agreements with respect to such Voting Party’s Voting Shares. Such Voting Party does not Beneficially Own (i) any Voting Shares, other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional shares of common stock of SPAC (“SPAC Common Stock”) or any security exercisable for or convertible into SPAC Common Stock, other than as set forth on Annex A.

(e) No Litigation. There is no Action pending, or, to the knowledge of such Voting Party, threatened, against such Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of such Voting Party to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

3 Agreement to Vote Shares; Further Assurances.

(a) Each Voting Party agrees, during the term of this Agreement, (x) to appear at each meeting of the stockholders of SPAC relating to the Business Combination (a “Stockholder Meeting”) or otherwise cause its Voting Shares to be counted as present thereat for the purpose of establishing a quorum; (y) to vote or cause to be voted the Voting Shares that he, she or it Beneficially Owns, at every meeting (or in connection with any request for action by written consent) of the stockholders of SPAC at which the Transactions are considered and at every adjournment or postponement thereof, and (z) to execute a written consent or consents if stockholders of SPAC are requested to vote their shares through the execution of an action by written consent, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to the SPAC’s Governing Documents: (i) in favor of (A) the Business Combination Agreement and the Transactions, including the SPAC Merger, (B) any proposal to adjourn or postpone such meeting of stockholders of SPAC to a later date if there are not sufficient votes to approve the Business Combination Agreement or the Transactions, including the SPAC Merger, and (C) any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the stockholders of SPAC; and (ii) against (A) any proposal or offer from any Person (other than Pubco or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving SPAC, (2) the issuance or acquisition of shares of capital stock or other equity securities of SPAC or (3) the sale, lease, exchange or other disposition of any significant portion of SPAC’s properties or assets; (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of (1) SPAC under the Business Combination Agreement or (2) such Voting Party hereunder; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Business Combination or the fulfillment of SPAC’s conditions under the Business Combination Agreement or change in any manner the dividend policy or capitalization, including the voting rights, of any class of shares of SPAC (including any amendments to the Governing Documents), except as contemplated by this Agreement.

(b) From time to time, at the request of SPAC, each Voting Party shall take, all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Business Combination.

4 No Voting Trusts or Other Arrangement. Each Voting Party agrees that during the term of this Agreement Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5 Transfer and Encumbrance. Each Voting Party agrees that during the term of this Agreement, such Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of his, her or its Voting Shares or such Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party (or prohibit any Voting Party from entering into any contract, option or other agreement with respect to, or prohibit such Voting Party from consenting to, a Transfer of any of his, her or its Voting Shares or such Voting Party’s voting or economic interest therein) (i) to any Affiliates or any member of such Voting Party’s immediate family or any Affiliates of such Voting Party, (ii) by gift to (a) in the case of an individual, a member of such Voting Party’s immediate family, (b) a trust, the beneficiary of which is, or is an Affiliate of, such Voting Party or, in the case of an individual, a member of such Voting Party’s immediate family, or (c) a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death, (iv) in the case of an individual, pursuant to a qualified domestic relations order or in connection with a divorce settlement, (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (vi) in the event of SPAC’s liquidation prior to SPAC’s completion of the Business Combination or (vii) in the case of an entity, by virtue of the laws of such Voting Party’s jurisdiction of incorporation or organization, such Voting Party’s organizational documents or the rights attaching to the equity interests in such Voting Party upon dissolution of such Voting Party; provided, however, that in the case of clauses (i) through (v), as a pre-condition to such Transfer, the transferee must agree in a writing, reasonably satisfactory in form and substance to SPAC and Pubco, to be bound by all of the terms of this Agreement. For purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings.

6 Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the SPAC Merger that Voting Party may have by virtue of ownership of the Voting Shares and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against SPAC relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Business Combination, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of SPAC in connection with this Agreement, the Business Combination Agreement or the Business Combination.

7 Waiver of Anti-Dilution Provisions. Sponsor hereby irrevocably and unconditionally (but subject to the consummation of the Business Combination) waives any adjustment to the Initial Conversion Ratio (as defined in the Amended and Restated Certificate of Incorporation of SPAC (the “Certificate of Incorporation”)) to which it would otherwise be entitled pursuant to Section 4.3(b)(ii) of the Certificate of Incorporation that would result from the issuance of shares of Class A Common Stock or other equity-linked securities pursuant to the Subscription Agreements or otherwise in connection with the Transactions.

8 Vesting Provisions.

(a) Sponsor agrees that, on the Closing Date, 25% of the Ordinary Shares to be received by Sponsor at the Closing in accordance with the terms of the Business Combination Agreement in exchange for the shares of Class B common stock, par value $0.0001 per share, of SPAC (the “Founder Shares”) (or the shares of SPAC Class A Common Stock into which the Founder Shares were converted in connection with the Transactions) (the “Earnout Shares”), shall be transferred to an escrow agent reasonably acceptable to Sponsor and Pubco (the “Escrow Agent”), and such Earnout Shares shall thereafter be held by the Escrow Agent in accordance with the terms of this Section 8, the Business Combination Agreement and an escrow agreement reasonably acceptable to Pubco and Sponsor.

(b) The Earnout Shares shall automatically vest in Sponsor, and Sponsor and Pubco shall cause the Earnout Shares to be released to Sponsor promptly, following the first date during the Earnout Period on which the Share Price Level equals or exceeds $12.50 (as equitably adjusted on account of any subdivision, capitalization, share dividend, combination, reclassification or similar equity restructuring transaction or any changes in the Ordinary Shares as a result of a merger, consolidation, reorganization, recapitalization, business combination or similar transaction involving Pubco) (the “Price Target”). Subject to Section 8(c), in the event that the Price Target is not met during the Earnout Period, then this Section 8 shall terminate and no Earnout Shares shall vest in Sponsor hereunder and such shares shall be forfeited, released and returned to Pubco upon the expiration of the Earnout Period.

(c) If, during the Earnout Period, there is a Pubco Sale that will result in the holders of Ordinary Shares receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of Ordinary Shares, as determined in good faith by the Board of Directors of Pubco) (the “Per Share Price”) equal to or in excess of the Price Target, then immediately prior to the consummation of such Pubco Sale (a) if the Price Target has not previously been met, it shall be deemed to have been met and (b) Sponsor and Pubco shall cause the Earnout Shares to be released to Sponsor and Sponsor shall be eligible to participate in such Pubco Sale. If, during the Earnout Period, there is a Pubco Sale that will result in the holders of Ordinary Shares receiving a Per Share Price that is less than the Price Target, then this Section 8 shall terminate and no Earnout Shares shall vest in Sponsor hereunder in connection with or following completion of the Pubco Sale and such shares shall be forfeited upon the completion of the Pubco Sale.

(d) As used in this Section 8, (i) the term “Earnout Period” means the period beginning on the date that is sixty (60) days after the Closing Date and ending on the date that is the fifth anniversary of the Closing Date; (ii) the term “Share Price Level” means the Pubco VWAP for any twenty (20) trading days (which may or may not be consecutive) within any consecutive thirty (30) trading day period.

9 Sponsor Lock-up.

(a) Sponsor agrees that it shall not effectuate a Transfer of the Restricted Securities that are held by Sponsor during the period commencing on the Closing Date and ending on (i) for 50% of the Restricted Securities held by Sponsor, the earlier of (1) one (1) year after the Closing Date and (2) the date on which the Pubco VWAP is equal to or greater than $12.50 (as equitably adjusted on account of any subdivision, share split or consolidation, capitalization, share dividend, reorganization, combination, reclassification or similar equity restructuring transaction or any changes in the Ordinary Shares as a result of a merger, consolidation, reorganization, recapitalization, business combination or similar transaction involving Pubco) for a period of at least twenty (20) trading days (which may or may not be consecutive) within any consecutive thirty (30) trading day period commencing after the Closing Date and (ii) for all other Restricted Securities held by Sponsor, one (1) year after the Closing Date (the “Sponsor Lock-Up Period” and such restrictions on Transfer during the Sponsor Lock-Up Period, the “Sponsor Lock-Up”).

(b) Notwithstanding the provisions set forth in Section 9(a), Transfers of the Restricted Securities that are held by Sponsor (and that have complied with this Section 9(b)) are permitted:

(i) to any Affiliates of Sponsor;

(ii) by gift to (A) a trust, the beneficiary of which is, or is an Affiliate of, Sponsor, or (B) a charitable organization;

(iii) by virtue of the laws of Sponsor’s jurisdiction of incorporation or organization, Sponsor’s organizational documents or the rights attaching to the equity interests in Sponsor upon dissolution of Sponsor;

(iv) the exercise of any options, warrants or other convertible securities to purchase Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, that any Ordinary Shares issued upon such exercise shall be subject to the Sponsor Lock-Up Period;

(v) in the event of the Company’s liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (including, for the avoidance of doubt, a Pubco Sale);

(vi) in connection with any bona fide mortgage, pledge, hypothecation, encumbrance or other grant of a security interest to an unaffiliated financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof (so long as any such mortgage, pledge, hypothecation, encumbrance or grant of security interest shall be on terms consistent with customary loan or debt transactions), and Sponsor shall provide the Company with written notice prior to entering into such transaction; and

(vii) for purposes of satisfying any withholding and/or other taxes that become payable in connection with the exchange of SPAC Private Warrants held by Sponsor for Pubco Private Warrants in connection with the consummation of the Business Combination;

provided, that in the case of clauses (i) through (iii), such transferee, to the extent not already party hereto, must enter into a written agreement agreeing to be bound by the restrictions herein.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 9, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Sponsor (and any permitted transferees and assigns thereof) until the end of the Sponsor Lock-Up Period.

(d) During the Sponsor Lock-Up Period, each certificate (if issued) or book entry position evidencing any Restricted Securities subject to the Sponsor Lock-Up Period shall be stamped, notated or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A Sponsor Support AGREEMENT, DATED AS OF November 9, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN and the other parties thereto, AS AMENDED. A COPY OF SUCH SPONSOR SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Sponsor shall retain all of the rights of a holder of the Restricted Securities held by Sponsor during the Sponsor Lock-Up Period, including, where applicable, the right to vote any Restricted Securities, in each case, for so long as Sponsor owns such Restricted Securities.

(f) As used in this Section 9, (i) “Transfer” shall mean the (1) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) public announcement of any intention to effect any transaction specified in clause (1) or (2), and (ii) “Restricted Securities” shall mean the Ordinary Shares and Pubco Private Warrants to be received by Sponsor pursuant to the Business Combination Agreement, together with any (1) securities paid as dividends or distributions with respect to such securities, (2) securities into which such securities are exchanged or converted and (3) securities issued or issuable upon the exercise of the Pubco Private Warrants.

(g) Notwithstanding anything to the contrary herein, in the event that the board of directors of Pubco (the “Pubco Board”) (i) amends or otherwise modifies any terms of the Lock-Up (as defined in the Amended and Restated Memorandum and Articles of Association of Pubco (the “Articles of Association”)), then such amendment or modification shall be deemed to apply to the Sponsor Lock-Up mutatis mutandis, or (ii) waives or otherwise releases the Lock-Up (as defined in the Articles of Association) with respect to any Restricted Shares (as defined in the Articles of Association), then such waiver or release shall be deemed to apply to the Restricted Securities on a proportionate basis determined by reference to (x) the number of Restricted Shares (as defined in the Articles of Association) subject to such waiver or release divided by (y) the aggregate number of Restricted Shares.

10 Redemption Rights. Each Voting Party agrees not to exercise any right to redeem any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

11 Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the SPAC Merger Effective Time and (ii) the date on which the Business Combination Agreement is validly terminated in accordance with its terms; provided that (x) in the case of clause (i) those rights and obligations that are explicitly provided for to survive after the Closing (including Section 8, Section 9 and any related definitions used therein) shall continue to apply in accordance with their terms and (y) this Section 11 and Sections 13, 14, 15, 16, 17, 18, 20 and 21 hereof shall continue to apply. In the event of a valid termination of the Business Combination Agreement in accordance with its terms, this Agreement shall be of no force and effect and the parties agree that the Prior Letter Agreement (as defined herein) shall be reinstated and shall be effective and binding upon them in accordance with its terms notwithstanding the termination of such agreement herein. No such termination or reinstatement of the Prior Letter Agreement shall relieve any Voting Party, SPAC or Pubco from any liability resulting from a willful breach of this Agreement occurring prior to such termination or reinstatement.

12 No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a stockholder of SPAC. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of SPAC or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, partner or employee of Voting Party) in his, her or its capacity as a director or officer of SPAC, and no actions or omissions taken in any Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to SPAC or its Subsidiaries.

13 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

14 Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. Without limiting the generality of the foregoing, SPAC and each of the Voting Parties hereby agree that as of the date of this Agreement, the letter agreement, dated as of February 11, 2021, by and among SPAC and the Voting Parties (the “Prior Letter Agreement”) shall have no further force or effect unless and until this Agreement is terminated pursuant to Section 11(ii).

15 Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery: (a) in person; (b) by e-mail (having obtained electronic delivery confirmation thereof); (c) by reputable, nationally recognized overnight courier service; or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof). Such communications, to be valid, must be addressed as follows:

if to SPAC, to:

Rosecliff Acquisition Corp I
767 Fifth Avenue, 34th Floor
New York, NY 10022
Attention: Michael Murphy
Email: mm@rosecliffspac.com

with a copy to:

Latham & Watkins LLP
811 Main Street
Houston, TX 77002
Attention: Ryan J. Maierson; John M. Greer
Email: Ryan.Maierson@lw.com; John.Greer@lw.com

if to Pubco to:

c/o GT Gettaxi (UK) Limited

Floor 2, Elm Yard

13-16 Elm Street

London WC1X 0BJ

United Kingdom

Attention: Global Legal Team

Email: global.legal@gett.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Lee Hochbaum, Michael Kaplan, Yasin Keshvargar
Email: lee.hochbaum@davispolk.com; michael.kaplan@davispolk.com;
yasin.keshvargar@davispolk.com

if to the Voting Parties(s), to the address(es) set forth on Annex A hereto,

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

16 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 16 or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in this Section 16 and that nothing in this Section 16 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of any New York State court or federal court of the United States of America, in each case, sitting in New York County, and any appellate court thereof in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby or thereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby or thereby shall be brought, tried and determined only in such New York State court or, to the extent permitted by Law, in such federal court, (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.

17 WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

20 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

21 Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

22 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Sponsor Support Agreement as of the date first written above.

GT GETTAXI LISTCO

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

SPAC: Rosecliff Acquisition Corp I

By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

SPONSOR:

ROSECLIFF ACQUISITION SPONSOR I LLC

By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

INSIDERS:

/s/ Michael P. Murphy
Michael P. Murphy

/s/ Jordan Zimmerman
Jordan Zimmerman

/s/ Kieran Goodwin
Kieran Goodwin

/s/ Brian Radecki
Brian Radecki

/s/ Franklin S. Edmonds, Jr.
Franklin S. Edmonds, Jr.

/s/ Heather Bellini
Heather Bellini

[Signature Page to Sponsor Support Agreement]

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